Exhibit 99.1

FOR IMMEDIATE RELEASE

FEBRUARY 19, 2014

Contact:                Jill McMillan, Director, Public & Industry Affairs

Phone: (214) 721-9271

Jill.McMillan@CrosstexEnergy.com

CROSSTEX ENERGY PROVIDES PRELIMINARY

2014 GUIDANCE FOR ENLINK MIDSTREAM

DALLAS — February 19, 2014 — Crosstex Energy, L.P. (NASDAQ: XTEX) and Crosstex Energy, Inc. (the “Corporation”) (NASDAQ: XTXI) (collectively “Crosstex”) today provided preliminary 2014 financial guidance for EnLink Midstream Partners, LP (MLP) and EnLink Midstream, LLC (GP) (collectively “EnLink Midstream”), assuming the completion of the previously announced merger and contribution transactions in the first quarter.  The projections provided herein include financial synergies.

EnLink Midstream expects combined adjusted EBITDA of approximately $525 million from the beginning of the second quarter through the fourth quarter of 2014 with EnLink Midstream Partners, LP contributing approximately $375 million of that adjusted EBITDA. On an annualized basis, these forecasts equate to approximately $700 million of combined adjusted EBITDA at EnLink Midstream, including approximately $500 million at EnLink Midstream Partners, LP.

Projected distributions for fiscal year 2014 are expected to be approximately $1.47 per common unit at EnLink Midstream Partners, LP and approximately $0.80 per common unit at EnLink Midstream, LLC. The payment and amount of distributions will be subject to approval by the respective EnLink Midstream Boards of Directors and to economic conditions and other factors existing at the time of the determination of each quarterly distribution.

Expected growth capital expenditures at EnLink Midstream Partners, LP in the second quarter through the fourth quarter of 2014 are approximately $300 million. Expected maintenance capital expenditures in the second quarter through the fourth quarter of 2014 will be approximately $80 million at EnLink Midstream and approximately $50 million at EnLink Midstream Partners, LP.  Adjusted EBITDA, growth capital expenditures and maintenance capital expenditures are non-GAAP financial measures and are explained in greater detail under “Non-GAAP Financial Information.”

“We are proceeding as planned with closing the transaction to form EnLink Midstream, a leading midstream company with a diverse geographic footprint and a strong financial foundation,” said Barry E. Davis, CEO of Crosstex and incoming CEO of EnLink Midstream. “Our guidance projections illustrate the financial benefits of this strategic combination.  With a strong financial foundation, improved cash flow stability and enhanced growth outlook, EnLink Midstream will have a greater capacity to pay distributions, creating significant value for all of our equity holders.”

Additional details on guidance will be provided in EnLink Midstream’s Analyst Day presentation on May 12, 2014.

About EnLink Midstream

On October 21, 2013, Crosstex and Devon Energy Corporation (“Devon”) (NYSE: DVN) announced their agreement to combine substantially all of Devon’s U.S. midstream assets with Crosstex’s assets to form a new midstream business. The new business will consist of two publicly traded entities: the master limited partnership, whose name will change upon closing from Crosstex Energy, L.P. to EnLink Midstream Partners, LP, and a publicly traded general partner entity, which will be called EnLink Midstream, LLC. Applications have been filed to list the common units of both EnLink Midstream Partners, LP and EnLink Midstream, LLC on the New York Stock Exchange upon the closing under the symbols “ENLK” and “ENLC”, respectively. The new website for EnLink Midstream can be found at www.enlink.com. The transaction, which is expected to close in the first quarter of 2014, is subject to approval by the stockholders of the Corporation as well as other customary closing conditions.

About Devon Energy

Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration and production. Devon is a leading U.S.-based independent oil and gas producer and is included in the S&P 500 Index. For more information about Devon, please visit www.devonenergy.com.

About the Crosstex Energy Companies

Crosstex Energy, L.P. (NASDAQ: XTEX) is an integrated midstream energy partnership headquartered in Dallas that offers diversified, tailored customer solutions spanning the energy value chain with services and infrastructure that link energy production with consumption. XTEX operates approximately 3,500 miles of natural gas, natural gas liquids and oil pipelines, 10 natural gas processing plants and four fractionators, as well as barge and rail terminals, product storage facilities, brine disposal wells and an extensive truck fleet. XTEX has the right platform, the right opportunities and the right people to pursue its growth-focused business strategy.

Crosstex Energy, Inc. (NASDAQ: XTXI) owns the general partner interest, the incentive distribution rights and a portion of the limited partner interests in Crosstex Energy, L.P. as well as the majority interest in E2, a services company focused on the Utica Shale play in the Ohio River Valley.

Additional information about the Crosstex companies can be found at www.crosstexenergy.com.

Additional Information and Where to Find It

This press release contains information about the proposed merger involving a Devon entity and a Crosstex entity. In connection with the proposed merger, EnLink Midstream, LLC (formerly known as New Public Rangers, L.L.C.) filed with the SEC a registration statement on Form S-4 that includes a proxy statement/prospectus for the Corporation’s stockholders. The Corporation commenced the mailing of the final proxy statement/prospectus to its stockholders on February 6, 2014. Investors and stockholders are urged to read the proxy statement/prospectus and other relevant documents filed or to be filed with the SEC. These documents and any other documents filed by Crosstex or Devon with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement/prospectus from the Corporation by contacting Investor Relations by mail at Attention: Investor Relations, 2501 Cedar Springs, Dallas, Texas 75201.

Participants in the Solicitation

Devon, Crosstex and their respective directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Corporation in respect of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of the Corporation in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement/prospectus filed with the SEC. Information regarding the Corporation’s directors and executive officers is contained in its Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the SEC. Information regarding Devon’s directors and executive officers is contained in its Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the SEC.

Non-GAAP Financial Information

This press release contains non-generally accepted accounting principle financial measures that Crosstex refers to as adjusted EBITDA, growth capital expenditures and maintenance capital expenditures. Adjusted EBITDA is defined as net income (loss) plus interest expense, provision for income taxes, depreciation and amortization expense, impairments, stock-based compensation, (gain) loss on non-cash derivatives, transaction costs associated with successful transactions, distribution from a limited liability company and non-controlling interest; less (gain) loss on sale of property and equity in income (loss) of a limited liability company. The amounts included in the calculation of this measure are computed in accordance with generally accepted accounting principles (GAAP) with the exception of maintenance capital expenditures. Growth capital expenditures are defined as all construction-related direct labor and material costs, as well as indirect construction costs including general engineering costs and the costs of funds used in construction.  Maintenance capital expenditures are capital expenditures made to replace partially or fully depreciated assets in order to maintain the existing operating capacity of the assets and to extend their useful lives.

Crosstex believes these measures are useful to investors because they may provide users of this financial information with meaningful comparisons between current results and prior-reported results and a meaningful measure of EnLink Midstream’s and Crosstex’s cash flow after it has satisfied the capital and related requirements of its operations.

Adjusted EBITDA, growth capital expenditures and maintenance capital expenditures, as defined above, are not measures of financial performance or liquidity under GAAP. They should not be considered in isolation or as an indicator of EnLink Midstream’s or Crosstex’s performance. Furthermore, they should not be seen as measures of liquidity or a substitute for metrics prepared in accordance with GAAP.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Although these statements reflect the current views, assumptions and expectations of Devon’s and Crosstex’s management, the matters addressed herein involve certain risks and uncertainties that could cause actual activities, performance, outcomes and results to differ materially than those indicated. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Devon’s, Crosstex’s or the new company’s financial condition, results of operations and cash flows include, without limitation,(a) failure to consummate the transactions due to unsatisfied closing conditions with respect the transactions or failure to obtain regulatory approval for the transactions, (b) the risk that the new company will not be integrated successfully or that such integration will take longer than anticipated, (c) the possibility that expected synergies will not be realized, or will not be realized within the expected timeframe, (d) fluctuations in oil, natural gas and NGL prices, (e) the extent and success of drilling efforts, as well as the extent and quality of hydrocarbon volumes produced within proximity of our assets, (f) failure or delays by customers in achieving expected productions in their projects, (g) competitive conditions in our industry and their impact on our ability to connect hydrocarbon supplies to our assets, (h) actions or inactions to or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers, (i) our ability to consummate future acquisitions, successfully integrate any acquired businesses, realize any cost savings and other synergies from any acquisition, (j) changes in the availability and cost of capital, (k) operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control, (l) timely receipt of necessary government approvals and permits, our ability to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact our ability to complete projects within budget and on schedule, (m) the effects of existing and future laws and governmental regulations, including environmental and climate change requirements, (n) the effects of existing and future litigation and (o) risks related to Crosstex’s substantial indebtedness, as well as other factors disclosed in Devon’s and Crosstex’s filings with the SEC. You should read Devon’s and Crosstex’s filings with the SEC, including their respective Annual Reports on Form 10-K for the year ended December 31, 2012 and their Quarterly Reports for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 and other filings made with the SEC. Neither Devon nor Crosstex assumes any obligation to update these forward-looking statements.

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